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                                                                    EXHIBIT 23.3

             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As Petroleum Engineers, we hereby consent to the inclusion of the information included or incorporated by reference in the Form S-3 Registration Statement (No. 333-77619) and related Prospectus dated May 11, 1999, and Prospectus Supplement dated June 15, 1999, of Vintage Petroleum, Inc., with respect to the oil and gas reserves of Vintage Petroleum, Inc. for the United States, Argentina, Ecuador and the El-Huemul-Koluel Kaike concession, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in such Form S-3 Registration Statement and related Prospectus and Prospectus Supplement in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in such Registration Statement and related Prospectus and Prospectus Supplement.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By:  /s/  Clarence M. Netherland
                                   ---------------------------
                                        Clarence M. Netherland
                                        Chairman

Dallas, Texas
June 15, 1999